UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐     Preliminary Consent Revocation Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Consent Revocation Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12
EMULEX CORPORATION
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[The following statements were provided to the Orange County Register by Emulex Corporation in
connection with an article published on June 21, 2009.]
An article published by the Orange County Register, which was published on June 21, 2009, contained the following statements attributed to the Company: “One year later, Paul Folino of Emulex e-mailed a different message about Samueli: ‘If I knew then what I know now, I would not have said what I said’” and “The Emulex Board unanimously determined that this lawsuit is in the best interests of stockholders. Emulex believes its stockholders should be fully and fairly informed about the history of the company that is urging Emulex stockholders, in its consent solicitation, to allow a special meeting to be called to remove the Emulex Board and elect Broadcom’s hand-picked representatives.”